UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 31, 2016

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue 25th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Special Meeting of Stockholders (the “Special Meeting”) of Fuel Systems Solutions, Inc. (the “Company”) was held at 12:00 p.m., Eastern Time, on Tuesday, May 31, 2016 at the offices of Day Pitney LLP, 7 Times Square, 20th Floor, New York, New York 10036. As of April 29, 2016, the record date for the Special Meeting, there were 18,094,043 shares of common stock issued and outstanding. A quorum of 14,260,026 shares of common stock was present or represented at the Special Meeting.

The stockholders voted on the following proposals and cast their votes as follows:

1. Stockholders approved the merger and adopted the merger agreement, dated as of September 1, 2015, by and among Westport Innovations Inc., Whitehorse Merger Sub Inc. and the Company, as amended by amendment no. 1 thereto, dated March 6, 2016, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,494,487	3,745,867	19,672	-

2. Stockholders approved amendments to awards of restricted stock issued to the Company’s non-employee directors providing that the vesting date shall be the earlier of the vesting date set forth in the award or a change in control of the Company, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,157,175	3,049,492	53,359	-

3. Stockholders approved, on an advisory (non-binding) basis, payments that will or may be paid by the Company to its named executive officers in connection with the merger, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,127,943	3,105,029	27,054	-

Since there were sufficient votes represented at the Special Meeting to approve the merger and adopt the merger agreement, the proposal to adjourn the Special Meeting to solicit additional proxies was moot and therefore not presented or reported on.

A copy of the press release issued by the Company announcing that the stockholders approved the merger with Westport is included as Exhibit 99.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated May 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: May 31, 2016	By:	/s/ Pietro Bersani

Pietro Bersani
Chief Financial Officer